UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2025

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of February 12, 2025, the board of directors (the “Board”) of Actelis Networks, Inc. (the “Company”) appointed Ms. Julie Kunstler as a Class I director of the Company until the Company’s 2026 annual shareholders meeting, and as a member of each of the audit and compensation committees of the Company’s Board. The Board has determined that Ms. Kunstler is “independent” under applicable Nasdaq listing standards and applicable SEC rules. No family relationship exists between Ms. Kunstler and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Kunstler and any other person pursuant to which Ms. Kunstler was selected as a director of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Kunstler had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Julie Kunstler, age 69, is a seasoned professional with broad experience in the communications components, equipment, and software industry, having served as an executive, venture-fund investor, analyst, and board member. Since April 2024, Ms. Kunstler has been serving as an External Non-Executive Director for Ethernity Networks, a company traded on the London Stock Exchange. Previously, between November 2010 and April 2024, Ms. Kunstler worked at Omdia (a division of InformaTech), lastly holding the position of Chief Analyst for the Broadband Access Intelligence Service, covering the fixed broadband access industry ecosystem. Prior to her role at Omdia, between 2006 and 2010, Ms. Kunstler was the Vice President of Business Development at Teknovus, a venture-backed startup specializing in Passive Optical Network (PON) chip technology. Ms. Kunstler holds a Bachelor's degree from University of Cincinnati and an MBA degree from University of Chicago.

For her services as an independent director of the Company, Ms. Kunstler is entitled to an annual cash retainer of $10,000 for her service on our board of directors and an annual cash retainer of $2,000 for her service on a committee of our board of directors.

On February 13, 2025, the Company issued a press release announcing Ms. Kunstler’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: February 13, 2025	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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